Exhibit 3.1




                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          COLUMBUS MCKINNON CORPORATION
                UNDER SECTION 807 OF THE BUSINESS CORPORATION LAW
              -----------------------------------------------------


     The undersigned, Herbert P. Ladds, Jr. and Lois H. Demler, the President and Secretary, respectively, of Columbus McKinnon Corporation, hereby certify:

     1. The name of the corporation is Columbus McKinnon Corporation. The name under which the corporation was originally formed is Columbus McKinnon Chain Co., Inc.

     2. The Certificate of Incorporation was filed by the Department of State on September 23, 1929.

     3. The Certificate of Incorporation, as previously amended and restated, is hereby further amended as follows:

     a. To change the 2,002,600 currently authorized shares, of which 2,000,000 shares are designated as Common Shares, par value $0.01 per share, consisting of 1,000,000 Class A Voting Common Shares and 1,000,000 Class B Non-Voting Common Shares, and of which 2,600 shares are designated as Preferred Shares, par value $1.00 per share, to 51,000,000 authorized shares, of which 50,000,000 shares shall be designated as Common Shares, par value $0.01 per share, and of which 1,000,000 shares shall be designated as Preferred Shares, par value $1.00 per share. To effect the foregoing amendment, paragraph FOURTH of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

     "Fourth: The total number of shares which the corporation is authorized to issue is 51,000,000 shares, of which 50,000,000 shares, par value $0.01 per share, are designated as common shares ("Common Shares") and of which 1,000,000 shares, par value $1.00 per share, are designated as preferred shares ("Preferred Shares"), which may be designated, from time to time, as one or more c] asses or series of Preferred Shares, in such number and with such designations, preferences, rights, qualifications, limitations or restrictions as shall be stated in the resolution or resolutions providing for the issuance of such class or series of Preferred Shares adopted by the Board of Directors from time to time, pursuant to the authority hereby given, the terms of which shall have been set forth in a Certificate of Amendment executed, verified and filed in the manner required by the Business Corporation Law; provided, however, that all shares of any one series or class of Preferred Shares shall be alike in every particular.

          Subject to the rights of the holders of any Preferred Shares, the holders of Common Shares are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the Board of Directors may from time to time determine.

     b. To add provisions regarding the election, removal and powers of the Board of Directors. To effect the foregoing amendment, a new Article EIGHTH is hereby added to the Certificate of Incorporation to read in its entirety as follows:

     "EIGHTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the corporation shall have concurrent power with the shareholders to adopt, amend or repeal the By-laws of the corporation by such vote of the directors as is set forth in the By-laws but in no event by less than a majority of the entire Board of Directors (inclusive of vacancies).

          The number of directors shall be not less than three (3) nor more than nine (9). Subject to such limitation, the number of directors may be fixed by the affirmative vote of a majority of the directors then in office.

     A director may be removed at any time for cause by a majority vote of the directors then in office.

     c. To expand the provisions contained in Article SEVENTH of the Certificate of Incorporation regarding the indemnification of directors of the corporation. To effect the foregoing amendment, Article SEVENTH is renumbered as Article SIXTH and is hereby amended to read in its entirety as follows:

     "SIXTH: (a) To the fullest extent that the New York Business Corporation Law, as now in effect or as may hereafter be amended, permits elimination or limitation of the liability of directors, no director of the corporation shall be liable to the corporation or its shareholders for damages for any reach of duty in such capacity. Any repeal or modification of this Article by the shareholders of the corporation shall be prospective only and shall not adversely affect any elimination or limitation of the personal liability of a director of the corporation for acts or omissions occurring prior to the effective date of such repeal or modification.

          (b) The corporation shall indemnify and hold harmless each person (and the heirs, executors, or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, its directors and officers to the fullest extent permitted by the Business Corporation Law, as the same exists or may hereafter be amended; provided, however, that except for proceedings to enforce rights to indemnification, the corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or administrators) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the corporation.

          (c) Expenses (including attorneys' fees)incurred by an officer or director in defending any civil, Criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article.

          (d) To the extent authorized from time to time by the Board of Directors, the corporation may provide rights to indemnification and to the advancement of expenses to employees and agents of the corporation who are not directors or officers similar to those conferred in this Article to directors and officers of the corporation.

          (e) The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the By-laws, any statute, agreement, vote of shareholders or otherwise.

     4. The text of the Certificate of Incorporation, as amended heretofore, is hereby restated, as further amended herein, to read in its entirety as follows:

     FIRST: The name of the corporation is Columbus McKinnon Corporation.

     SECOND: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law, provided that it shall not engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

     THIRD: The office of the corporation is to be located in Erie County, New York.

     FOURTH: The total number of shares which the corporation is authorized to issue is 51,000,000 shares, of which 50,000,000 shares, par value $0.01 per share, are designated as common shares ("Common Shares") and of which 1,000,000 shares, par value $1.00 per share, are designated as preferred shares ("Preferred Shares"), which may be designated, from time to time, as one or more classes or series of Preferred Shares, in such number and with such designations, preferences, rights, qualifications, limitations or restrictions as shall be stated in the resolution or resolutions providing for the issuance of such class or series of Preferred Shares adopted by the Board of Directors from time to time, pursuant to the authority hereby given, the terms of which shall have been set forth in a Certificate of Amendment executed, verified and filed in the manner required by the Business Corporation Law; provided, however, that all shares of any one series or class of Preferred Shares shall be alike in every particular.

     Subject to the rights of the holders of any Preferred Shares, the holders of Common Shares are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the Board of Directors may from time to time determine.

     FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against it may be served, and the post office address to which the Secretary of State shall mail a copy of any such process served upon him or her is:

Columbus McKinnon Corporaiton, 140 John James Audubon Parkway, Amherst, New York 14228.

     SIXTH: (a) To the fullest extent that the Business Corporation Law, as now in force or as may hereafter he amended, permits elimination or. limitation of the liability of directors, no director of the corporation shall be liable to the corporation or its shareholders for damages for any reach of duty in such capacity. Any repeal or modification of this Article by the shareholders of the corporation shall be prospective only and shall not adversely affect any elimination or limitation of the personal liability of a director of the corporation for acts or omissions occurring prior to the effective date of such repeal or modification.

     (c) The corporation shall indemnify and hold harmless each person (and the heirs, executors, or administrators of such person) who,. was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, its directors and officers to the fullest extent permitted by the Business Corporation Law, as now in effect or as may hereafter be amended; provided, however, that except for proceedings to enforce rights to indemnification, the corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or administrators) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.

     (c) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director of officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article.

     (d) To the extent authorized from time to time by the Board of Directors, the corporation may provide rights to indemnification and to the advancement of expenses to employees and agents of the corporation who are not directors or officers similar to those conferred in this Article to directors and officers of the corporation.

     (e) The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the By-laws, any statute, agreement, vote of shareholders or otherwise.

     SEVENTH: No holder of shares of the corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any shares of the corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribed to or purchase such shares, or any securities convertible into, exchangeable for or carrying rights or options to purchase such shares, which may at any time be issued, sold or offered for sale by the corporation.

     EIGHTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall have concurrent power with the shareholders to adopt, amend or repeal the By-laws of the corporation by such vote of the directors as is set forth in the By-laws but in no event by less than a majority of the entire Board of Directors (inclusive of vacancies).

     The number of directors shall be not less than three (3) nor more than nine
(9). Subject to such limitation, the number of directors may be fixed by the affirmative vote of a majority of the directors then in office.

     A director may be removed at any time for cause by a majority vote of the directors then in office.

     The 445,773.2948 presently issued and outstanding shares of Class A Voting Common Stock, par value $0.01 per share, are hereby changed into 445,773.2948 Common Shares, par value $0.01 per share, at a rate of one to one. There are no presently issued or outstanding shares of Class B Non-Voting Common Stock.

     The 554,22.6.7052 authorized but unissued shares of Class A Voting Common Stock, par value $0.01 per share, are hereby changed into 49,554,226.7052 Common Shares, par value $0.01 per share, at a rate of 89.41 to 1. The 1,000,000 authorized but unissued shares of CLASS B Non-Voting Common Stock, par value $0.01 per share, are hereby removed from the authorized shares of the corporation pursuant to Section 801(b)(8) of the Business Corporation Law. The 2,600 authorized but unissued shares of Preferred Stock, par value $1.00 per share, are hereby changed into 1,000,000 Preferred Shares, par value $1.00 per share, at rate of 384.615 to 1.

     6. The foregoing amendments to, and the restatement of, the Certificate of Incorporation were authorized by the unanimous written consent of the Board of Directors followed by the vote of the shareholders entitled to vote thereon at a meeting of shareholders.

     IN WITNESS WHEREOF, this Certificate has been subscribed this 8th day of January, 1996 by the undersigned who affirm that the statements made herein are true under the penalties of perjury.


                                                /S/ Herbert P. Ladds, Jr.
                                                --------------------------------
                                                Herbert P. Ladds, Jr., President


                                                /S/ Lois H. Demler
                                                --------------------------------
                                                Lois H. Demler, Secretary

                                                                   F971030000494


                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                         COLUMBUS MCKINNON CORPORATION                    CSC 45


               (Under Section 805 of the Business Corporation Law)

     The  undersigned,   Herbert  P.  Ladds,  Jr.  and  Lois  H.  Demler,  being
respectively the President and Secretary of COLUMBUS McKINNON CORPORATION, hereby certify as follows:

     1. The name of the Corporation is COLUMBUS McKINNON CORPORATION. The name under which the Corporation was formed is COLUMBUS McKINNON CHAIN CO., INC.

     2. The original Certificate of Incorporation of the Corporation was filed by the Department of State on September 23, 1929.

     3. As authorized by paragraph FOURTH of the Certificate of Incorporation, the Board of Directors of the Corporation has authorized the issuance of 250,000 shares of a series of preferred stock of the Corporation entitled "Series A Junior Participating Preferred Stock" and has adopted resolutions providing for the issuance of such series, including the number, designation and relative rights, preferences and limitations of the shares of such series.

     4. The Certificate of Incorporation is hereby amended by the addition of the following paragraph NINTH setting forth, in full, the number, designation, relative rights, preferences and limitations of the foregoing series of preferred stock of the Corporation:

           "NINTH    SERIES A JUNIOR PARTICIPATING PREFERRED STOCK.
                     ----------------------------------------------

     Section 1. NUMBER AND DESIGNATION.  There is hereby authorized for issuance
                -----------------------
as a series of the Corporation's preferred stock, par value $1.00 per share, two hundred fifty thousand (250,000) shares to be designated as "Series A Junior Participating Preferred Stock".

     Section 2. DIVIDENDS, DISTRIBUTIONS.
                -------------------------

     a) Subject to the prior and superior rights of the holders of shares of any other class of capital stock not by its terms ranking on a parity with, or junior to, the Series A Junior Participating Preferred Stock with respect to dividends, the holders of Series A Junior Participating Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the Corporation legally available therefor, quarterly dividends payable in cash in an amount per whole share of Series A Junior Participating Preferred Stock equal to the greater of (1) 10% of the Purchase Price (the "Purchase Plice"), as adjusted, per unit of one-hundredth of a share of Series A Junior Participating Preferred Stock set forth in the Rights Agreement (the "Rights Agreement") between the Corporation and American Stock Transfer & Trust Company, as Rights Agent, dated as October 25, 1997 (no that, for example, if the Purchase Price, as adjusted, were $80.00, the quarter]y dividend amount per whole share of Series A Junior Participating Preferred Stock would be $8.00), and (2) dividends payable in cash on the payment date for each cash dividend (if any) declared on the Common Shares in an amount per whole share (rounded to the nearest cent) equal to the Formula Number then in effect times the cash dividends then to be paid on each outstanding Common Share, payable on the date declared by the Board of Directors for the payment of quarterly dividends on each of the outstanding Common Shares, but in no event later than the fifteenth day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or a fraction of a share of Series A Junior Participating Preferred Stock, since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In addition, if the Company shall pay any dividend or make any distribution on the Common Shares payable in assets, securities or other forms of noncash consideration (other than dividends or distributions payable solely in Common Shares), then, in each such case, the Company shall simultaneously pay or make on each outstanding share of Series A Junior Participating Preferred Stock a dividend or distribution in like kind, of the Formula Number then in effect times such dividend or distribution on each of the Common Shares. As used herein, the "Formula Number" shall be 100; PROVIDED,
                                                                       ---------
HOWEVER,  that if at any time after October 25, 1997, the Corporation  shall (i)
--------
declare or pay any dividend on the Common Shares payable in Common Shares or make any distribution on the Common Shares payable in Common Shares, (ii) subdivide (by a stock split or otherwise) the outstanding Common Shares into a larger number of Common Shares or (iii) combine (by a reverse stock split or otherwise) the outstanding Common Shares into a smaller number of Common Shares, then in each such event the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of Common Shares that are outstanding immediately after such event and the denominator of which is the number of shares that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and PROVIDED FURTHER that if
                                                       -----------------
at any time after October 25, 1997, the Corporation shall issue any shares of its capital stock in a reclassification or change of the outstanding Common Shares (including any such reclassification or change in connection with a merger in which the Corporation is the surviving corporation), then in such event the Formula Number shall be appropriately adjusted to reflect such reclassification or change.

     (b) The Board of Directors shall declare a dividend or distribution on the Series'A Junior Participating Preferred Stock as provided in paragraph 2(a) immediately prior to or at the same time it declares a dividend or distribution on the Common Shares {other than a dividend or distribution payable solely in Common Shares). The Board of Directors may fix a record date for the determination of holders of Series A Junior Participating Preferred Stock entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for any corresponding dividend or distribution on the Common Shares.

     (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from and after the Quarterly Dividend Payment Date next preceding the date of original issue of such Series A Junior Participating Preferred Stock; PROVIDED, HOWEVER, that dividends on such
                                      -------------------
shares which are originally issued after the record date for the determination of holders of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and on or prior to the next succeeding Quarterly Dividend Payment Date shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date. Notwithstanding the foregoing, dividends on shares of Series A Junior Participating Preferred Stock which are originally issued prior to the record date for the first Quarterly Dividend Payment, shall be calculated as if cumulative from and after the date (if any) declared by the Board of Directors for the payment of the quarterly dividend on the outstanding Common Shares, but in no event later than the fifteenth day of March, June, September and December, as the case may be, next preceding the date of original issuance of such shares. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

     (d) So long as any shares of Series A Junior Participating Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Shares unless, in each case, the dividend required by this Section 2 to be declared on the shares of Series A Junior Participating Preferred Stock shall have been declared, paid or distributed.

     (e) The holders of shares of Series A Junior Participating Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

     Section  3.  VOTING   RIGHTS.   The  holders  shares  of  Series  A  Junior
                  ----------------
Participating Preferred Stock shall have the following voting rights:

     (a) Each holder of shares of Series A Junior Participating Preferred Stock shall be entitled to a number of votes equal to the Formula Number then in effect for each share of Series A Junior Participating Preferred Stock held of record on all matters on which holders of the Common Shares or shareholders generally are entitled to vote.

     (b) Except as otherwise provided herein or by applicable law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of Common Shares and any other class or series of voting stock shall vote together as one class for the election of directors of the Corporation and on all other matters submitted to a vote of shareholders of the Corporation.

     (c) Except as provided herein, in Section 10 of this paragraph NINTH or by applicable law, holders of shares of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Shares and any other class or series of voting stock as set forth herein) for authorizing or taking any corporate action.

         Section 4. CERTAIN RESTRICTIONS.
                    ---------------------

     (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in
Section 2 of this paragraph NINTH are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

          (1) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

          (2) declare or pay dividends on or make any other distributions on any shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity shares on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (3) redeem or purchase or otherwise acquire for consideration any shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire any of such parity shares in exchange for any shares of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

          (4) purchase or otherwise acquire for consideration any Series A Junior Participating Preferred Stock, or any shares ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. LIQUIDATION RIGHTS. Upon the liquidation, dissolution or winding
                -------------------
up of the Corporation, whether voluntary or involuntary, no distribution shall be made (a) to the holders of shares ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (1) 50% of the Purchase Price per unit of one one-hundredth of a share of Series A Junior Participating Preferred Stock (so that if, for example, the Purchase Price is $80.00, the liquidation amount would be $40.00 per whole share), or (2) an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Shares, or (b) to the holders of shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except distributions made ratably on the Series A Junior Participating Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

     Section 6. CONSOLIDATION,  MERGER, ETC. In case the Corporation shall enter
                ----------------------------
into any consolidation, merger, combination or other transaction In which the Common Shares are exchanged for or changed into other stock or securities, case or any other property, then in any such case the then outstanding shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each of the Common Shares is exchanged or changed.

     Section 7. NO REDEMPTION; NO SINKING FUND.
                -------------------------------

     (a) The shares of Series A Junior Participating Preferred Stock shall not be subject to redemption by the Corporation or at the option of any holder of Series A Junior Participating Preferred Stock; PROVIDED, HOWEVER, that the
                                                   -------------------
Corporation may purchase or otherwise acquire outstanding shares of Series A Junior Participating Preferred Stock in the open market or by offer to any holder or holders of shares of Series A Junior Participating Preferred Stock.

     (b) The Series A Junior Participating Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

     Section 8. FRACTIONAL SHARES. The Series A Junior  Participating  Preferred
                ------------------
Stock shall be issuable upon exercise of the Rights issued pursuant to the Rights Agreement in whole shares or in any fraction of a share that is one one-hundredth (1/100th) of a share or any integral multiple of such fraction. At the election of the Corporation prior to the first issuance of a share or a fraction of a share of Series A Junior Participating Preferred Stock, either (1) certificates may be issued to evidence any such authorized fraction of a share of Series A Junior Participating Preferred Stock, or (2) any such authorized fraction of a share of Series A Junior Participating Preferred Stock may be evidenced by depositary receipts pursuant to an appropriate agreement between the Corporation and a depositary selected by the Corporation provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of shares of Series A Junior Participating Preferred Stock.

     Section 9. REACQUIRED SHARES.  Any shares of Series  A Junior Participating
                ------------------
Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued Preferred Shares, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors pursuant to the provisions of the Certificate of Incorporation.

     Section  10.  AMENDMENT.  None  of the  relative  rights,  preferences  and
                   ----------
limitations of the Series A Junior Participating Preferred Stock as provided in this paragraph NINTH or elsewhere in this Certificate of Incorporation shall be amended in any manner which would alter or change the relative rights, preferences and limitations of the holders of shares of Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series A Junior Participating Preferred Stock, voting as though such series were a separate class."

     5. The foregoing Amendment to the Certificate of Incorporation of the Corporation was authorized by resolution of the Board of Directors of the Corporation at a meeting thereof duly held on October 25, 1997, in accordance with the authority vested in the Board of Directors by paragraph FOURTH of the Certificate of Incorporation.

     IN WITNESS WHEREOF, the undersigned have subscribed this Certificate of Amendment to the Certificate of Incorporation of the Corporation and affirm the statements herein contained as true under penalties of perjury this 25th day of October, 1997. Herbert P. Ladds, Jr., President and Chief Executive Officer


                                                /S/ Herbert P. Ladds, Jr.
                                                --------------------------------
                                                Herbert P. Ladds, Jr., President
                                                   And Chief Executive Officer

                                                /S/ Lois H. Demler
                                                --------------------------------
                                                Lois H. Demler, Secretary